Lithia & Driveway (LAD) Reports Record Fourth Quarter Revenue of $7.7 billion, 10% Increase
________________________________________________

Announces Dividend of $0.50 per Share for Fourth Quarter

Medford, Oregon, February 14, 2024 - Lithia & Driveway (NYSE: LAD) today reported the highest fourth quarter revenue in company history.

Fourth quarter 2023 revenue increased 10% to $7.7 billion from $6.9 billion in the fourth quarter of 2022.

Fourth quarter 2023 net income attributable to LAD per diluted share was $7.74, a 14% decrease from $9.00 per diluted share reported in the fourth quarter of 2022. Adjusted fourth quarter 2023 net income attributable to LAD per diluted share was $8.24, a 9% decrease compared to $9.05 per diluted share in the same period of 2022. Unrealized foreign currency gains positively impacted earnings per share by $0.21.

Fourth quarter 2023 net income was $216 million, a 13% decrease compared to net income of $250 million in the same period of 2022. Adjusted fourth quarter 2023 net income was $230 million, a 8% decrease compared to adjusted net income of $251 million for the same period of 2022.

As shown in the attached non-GAAP reconciliation tables, the 2023 fourth quarter adjusted results exclude a $0.50 per diluted share impact resulting from non-core items, specifically acquisition expenses, investment loss, and net loss on sale of stores, partially offset by changes in insurance reserves. The 2022 fourth quarter adjusted results exclude a $0.05 per diluted share net non-core charge related to a net gain on the sale of stores, partially offset by investment loss, acquisition expenses and insurances reserves.

Fourth Quarter-Over-Quarter Comparisons and Fourth Quarter 2023 Performance Highlights:

•Total revenues increased 10%
•New vehicle same store units grew by 9.6%
•Total vehicle gross profit per unit of $4,973, down $717
•Driveway averaged nearly 2.8 million monthly unique visitors (MUVs) in the quarter
•Driveway Finance Corporation (DFC) originated over $428 million in loans in Q4
•Service, body, and parts revenues increased 14%
•SG&A as a percentage of gross profit was 66.4%, and 65.2% adjusted for non-core items

“2023 completes another successful year of tremendous growth and building strategic diversification. My team and I are excited to turn our efforts to even higher levels of execution in 2024, as we now have all the key components of our long-term growth strategy in place,” said Bryan DeBoer, President and CEO. "Our financial position, combined with the diversity and reach of our network and complementary adjacencies, positions us to continue to positively drive results and return capital to our shareholders, providing a distinctive growth strategy.“

Full year 2023 revenue increased 10% to a record $31.0 billion from $28.2 billion in 2022.

Full year 2023 net income attributable to LAD per diluted share decreased 18% to $36.29 from $44.17 for 2022. Adjusted net income attributable to LAD per diluted share decreased 17% to $36.86 from $44.42 for 2022. Unrealized foreign currency gains positively impacted earnings per share by $0.14. Full year 2023 net income attributable to LAD decreased 20% to $1.0 billion from $1.3 billion for 2022. Adjusted net income attributable to LAD decreased 19% to $1.0 billion for 2023 from $1.3 billion for 2022.

As shown in the attached non-GAAP reconciliation tables, the 2023 adjusted results exclude a $0.57 per diluted share net non-core charge related to an investment loss, acquisition expenses, and insurance reserves, partially offset by a net gain on sale of stores. The 2022 adjusted results exclude a $0.25 per diluted share impact resulting from non-core items, specifically acquisition expenses, one-time contract buyouts, insurance reserves, and investment loss, partially offset by a net gain on the sale of stores.

Full Year-over-Year and 2023 Operating Highlights:
•Record full year revenues of $31.0 billion
•Used vehicle retail sales increased 1.5%
•F&I per unit decreased 5.1% to $2,090
•Total vehicle gross profit per unit decreased 14.8% to $5,367
•GreenCars MUVs increased by 102% to nearly 900,000
•Driveway Finance Corporation scaled portfolio to over $3 billion

Corporate Development
During the fourth quarter, LAD did not acquire any stores. Year-to-date, we have acquired over $3.8 billion in annualized revenues. Since announcing our plan back in July 2020, we have acquired over $17.7 billion in annualized revenues.

Balance Sheet Update
LAD ended the fourth quarter with approximately $1.7 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.4 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.50 per share related to fourth quarter 2023 financial results. The dividend is expected to be paid on March 22, 2024 to shareholders of record on March 9, 2024.

During the fourth quarter and for 2023, we repurchased over 142,700 shares at a weighted average price of $240.81. Under the current share repurchase authorization approximately $467.0 million remains available.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2023 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2023 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is one of the largest global automotive retailers providing a wide array of products and services throughout the vehicle ownership lifecycle. We offer convenient and hassle-free experiences through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our achieving our 2025 Plan and related targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Revenues:
New vehicle retail	$3,974.8	$3,275.1	21.4%	$15,154.2	$12,894.5	17.5%
Used vehicle retail	2,267.5	2,228.1	1.8	9,570.2	9,425.0	1.5
Used vehicle wholesale	242.9	293.7	(17.3)	1,325.3	1,425.2	(7.0)
Finance and insurance	331.5	308.4	7.5	1,337.0	1,285.4	4.0
Service, body and parts	818.3	716.2	14.3	3,197.1	2,738.8	16.7
Fleet and other	39.4	125.0	(68.5)	458.5	418.9	9.5
Total revenues	7,674.4	6,946.5	10.5%	31,042.3	28,187.8	10.1%
Cost of sales:
New vehicle retail	3,660.5	2,910.9	25.8	13,760.1	11,314.8	21.6
Used vehicle retail	2,113.4	2,066.0	2.3	8,848.8	8,599.6	2.9
Used vehicle wholesale	251.8	309.1	(18.5)	1,343.7	1,440.6	(6.7)
Service, body and parts	368.0	329.9	11.5	1,445.7	1,275.8	13.3
Fleet and other	19.9	121.4	(83.6)	415.1	404.6	2.6
Total cost of sales	6,413.6	5,737.3	11.8	25,813.4	23,035.4	12.1
Gross profit	1,260.8	1,209.2	4.3%	5,228.9	5,152.4	1.5%

Financing operations loss	(2.1)	(7.7)	(72.7)%	(45.9)	(4.0)	1,047.5%

SG&A expense	836.8	753.4	11.1	3,294.8	3,044.1	8.2
Depreciation and amortization	49.4	48.2	2.5	195.8	163.2	20.0
Income from operations	372.5	399.9	(6.9)%	1,692.4	1,941.1	(12.8)%
Floor plan interest expense	(48.3)	(19.3)	150.3	(150.9)	(38.8)	288.9
Other interest expense	(59.7)	(38.3)	55.9	(201.2)	(129.1)	55.8
Other income (expense), net	15.2	(6.1)	NM	22.0	(43.2)	NM
Income before income taxes	279.7	336.2	(16.8)%	1,362.3	1,730.0	(21.3)%
Income tax expense	(63.5)	(86.3)	(26.4)	(350.6)	(468.4)	(25.1)
Income tax rate	22.7%	25.7%		25.7%	27.1%
Net income	$216.2	$249.9	(13.5)%	$1,011.7	$1,261.6	(19.8)%
Net income attributable to non-controlling interests	(1.9)	(0.9)	111.1%	(6.5)	(4.8)	35.4%
Net income attributable to redeemable non-controlling interest	(0.8)	(1.3)	(38.5)%	(4.4)	(5.8)	(24.1)%
Net income attributable to LAD	$213.5	$247.7	(13.8)%	$1,000.8	$1,251.0	(20.0)%

Diluted earnings per share attributable to LAD:
Net income per share	$7.74	$9.00	(14.0)%	$36.29	$44.17	(17.8)%

Diluted shares outstanding	27.6	27.5	0.4%	27.6	28.3	(2.5)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2023	2022	(Decrease)		2023	2022	(Decrease)
Gross margin
New vehicle retail	7.9%	11.1%	(320)	bps	9.2%	12.3%	(310)	bps
Used vehicle retail	6.8	7.3	(50)		7.5	8.8	(130)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	55.0	53.9	110		54.8	53.4	140
Gross profit margin	16.4	17.4	(100)		16.8	18.3	(150)

Unit sales
New vehicle retail	80,596	68,159	18.2%		314,116	271,596	15.7%
Used vehicle retail	78,424	75,834	3.4		325,764	311,764	4.5

Average selling price
New vehicle retail	$49,318	$48,051	2.6%		$48,244	$47,477	1.6%
Used vehicle retail	28,913	29,381	(1.6)		29,378	30,231	(2.8)

Average gross profit per unit
New vehicle retail	$3,899	$5,344	(27.0)%		$4,438	$5,816	(23.7)%
Used vehicle retail	1,965	2,137	(8.0)		2,215	2,648	(16.4)
Finance and insurance	2,084	2,142	(2.7)		2,090	2,203	(5.1)
Total vehicle(1)	4,973	5,691	(12.6)		5,367	6,300	(14.8)

Revenue mix
New vehicle retail	51.8%	47.1%			48.8%	45.7%
Used vehicle retail	29.5	32.1			30.8	33.4
Used vehicle wholesale	3.2	4.2			4.3	5.1
Finance and insurance, net	4.3	4.4			4.3	4.6
Service, body and parts	10.7	10.3			10.3	9.7
Fleet and other	0.5	1.9			1.5	1.5

Gross Profit Mix
New vehicle retail	24.9%	30.1%			26.7%	30.7%
Used vehicle retail	12.2	13.4			13.8	16.0
Used vehicle wholesale	(0.7)	(1.3)			(0.4)	(0.3)
Finance and insurance, net	26.3	25.5			25.6	24.9
Service, body and parts	35.7	32.0			33.5	28.4
Fleet and other	1.6	0.3			0.8	0.3

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2023	2022	2023	2022	2023	2022	2023	2022
SG&A as a % of revenue	10.7%	10.9%	10.9%	10.8%	10.6%	11.0%	10.6%	10.8%
SG&A as a % of gross profit	65.2	62.8	66.4	62.3	62.7	60.0	63.0	59.1
Operating profit as a % of revenue	5.1	5.7	4.9	5.8	5.5	6.7	5.5	6.9
Operating profit as a % of gross profit	30.7	32.5	29.5	33.1	32.7	36.8	32.4	37.7
Pretax margin	3.9	4.8	3.6	4.8	4.4	6.1	4.4	6.1
Net profit margin	3.0	3.6	2.8	3.6	3.3	4.5	3.3	4.5
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2023	2022	(Decrease)		2023	2022	(Decrease)
Revenues
New vehicle retail	$3,548.1	$3,223.1	10.1%		$13,197.3	$12,562.0	5.1%
Used vehicle retail	1,954.2	2,191.6	(10.8)		8,173.4	9,182.3	(11.0)
Finance and insurance	309.0	304.5	1.5		1,205.0	1,253.9	(3.9)
Service, body and parts	723.5	704.5	2.7		2,803.1	2,657.4	5.5
Total revenues	6,702.2	6,837.2	(2.0)		26,708.4	27,454.4	(2.7)

Gross profit
New vehicle retail	$279.3	$359.2	(22.2)%		$1,205.3	$1,541.9	(21.8)%
Used vehicle retail	134.4	159.3	(15.6)		614.1	801.1	(23.3)
Finance and insurance	309.0	304.5	1.5		1,205.0	1,253.9	(3.9)
Service, body and parts	399.6	381.3	4.8		1,533.5	1,424.0	7.7
Total gross profit	1,119.6	1,192.6	(6.1)		4,554.2	5,018.8	(9.3)

Gross margin
New vehicle retail	7.9%	11.1%	(320)	bps	9.1%	12.3%	(320)	bps
Used vehicle retail	6.9	7.3	(40)		7.5	8.7	(120)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	55.2	54.1	110		54.7	53.6	110
Gross profit margin	16.7	17.4	(70)		17.1	18.3	(120)

Unit sales
New vehicle retail	73,728	67,247	9.6%		272,780	264,510	3.1%
Used vehicle retail	69,854	74,550	(6.3)		285,708	303,037	(5.7)

Average selling price
New vehicle retail	$48,125	$47,929	0.4%		$48,381	$47,492	1.9%
Used vehicle retail	27,975	29,398	(4.8)		28,607	30,301	(5.6)

Average gross profit per unit
New vehicle retail	$3,789	$5,341	(29.1)%		$4,419	$5,829	(24.2)%
Used vehicle retail	1,925	2,137	(9.9)		2,149	2,643	(18.7)
Finance and insurance	2,152	2,147	0.2		2,158	2,209	(2.3)
Total vehicle(1)	4,980	5,697	(12.6)		5,383	6,312	(14.7)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023		2023
Key Performance by Region	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	90%	92%	90%	92%
United Kingdom	7%	5%	6%	5%
Canada	3%	3%	4%	3%

	As of
	December 31,	December 31,	December 31,
	2023	2022	2021
Days Supply(1)
New vehicle inventory	65	47	24
Used vehicle inventory	64	55	61
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended December 31,				Twelve months ended December 31,
($ in millions)	2023	% (1)	2022	% (1)	2023	% (1)	2022	% (1)
Interest margin:
Interest, fee, and lease income	$78.2	9.5	$51.9	10.1	$268.5	9.6	$134.1	8.7
Interest expense	(45.0)	(5.4)	(28.9)	(5.6)	(170.5)	(6.1)	(52.2)	(3.4)
Total interest margin	$33.2	4.0	$23.0	4.5	$98.0	3.5	$81.9	5.3
Provision expense	$(23.8)	(2.9)	$(18.9)	(3.7)	$(98.8)	(3.5)	$(44.4)	(2.9)
Financing operations income (loss)	$(2.1)	(0.3)	$(7.7)	(1.5)	$(45.9)	(1.6)	$(4.0)	(0.3)

Total average managed finance receivables	$3,277.0		$2,039.2		$2,802.8		$1,542.6

Ending funded managed receivables	$2,895.8		$1,866.0		$2,895.8		$1,866.0
% of ending managed receivables	86.5%		82.7%		86.5%		82.7%
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2023	December 31, 2022
Cash and restricted cash	$941.4	$246.7
Trade receivables, net	1,123.1	813.1
Inventories, net	4,753.9	3,409.4
Other current assets	136.8	161.7
Total current assets	$6,955.2	$4,630.9

Property and equipment, net	3,981.4	3,574.6
Finance receivables, net	3,242.3	2,187.6
Intangibles	4,332.8	3,316.9
Other non-current assets	1,120.8	1,296.6
Total assets	$19,632.5	$15,006.6

Floor plan notes payable	3,635.5	2,116.6
Other current liabilities	1,296.7	1,061.6
Total current liabilities	$4,932.2	$3,178.3

Long-term debt, less current maturities	5,483.7	5,088.3
Non-recourse notes payable, less current maturities	1,671.7	422.2
Other long-term liabilities and deferred revenue	1,262.0	1,066.7
Total liabilities	$13,349.6	$9,755.5

Equity	6,282.9	5,251.1
Total liabilities & equity	$19,632.5	$15,006.6

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twelve months ended December 31,
Cash flows from operating activities:	2023	2022
Net income	$1,011.7	$1,261.6
Adjustments to reconcile net income to net cash used in operating activities	329.1	337.5
Changes in:
Inventories	(863.5)	(923.0)
Finance receivables, net	(1,045.5)	(1,363.0)
Floor plan notes payable, net	363.7	273.3
Other operating activities	(267.9)	(196.5)
Net cash used in operating activities	(472.4)	(610.1)
Cash flows from investing activities:
Capital expenditures	(230.2)	(303.1)
Cash paid for acquisitions, net of cash acquired	(1,185.1)	(1,243.6)
Proceeds from sales of stores	142.9	212.1
Other investing activities	2.1	4.8
Net cash used in investing activities	(1,270.3)	(1,329.8)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	878.7	737.9
Net borrowings non-recourse notes payable	1,283.4	104.6
Net borrowings (repayments) of other debt and finance lease liabilities	358.3	1,914.2
Proceeds from issuance of common stock	29.7	36.1
Repurchase of common stock	(48.9)	(688.3)
Dividends paid	(52.8)	(45.2)
Other financing activity	(38.6)	(23.4)
Net cash provided by financing activities	2,409.8	2,035.9
Effect of exchange rate changes on cash and restricted cash	33.4	(3.0)
Change in cash and restricted cash	700.5	93.0
Cash and restricted cash at beginning of period	271.5	178.5
Cash and restricted cash at end of period	972.0	271.5

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2023	2022
As reported	$(472.4)	$(610.1)
Floor plan notes payable, non-trade, net	878.7	737.9
Adjust: finance receivables activity	1,045.5	1,363.0
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(109.2)	(116.5)
Adjusted	$1,342.6	$1,374.3

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2023
	As reported	Net disposal loss on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$836.8	$(0.2)	$—	$1.7	$(16.6)	$—	$821.7
Operating income	372.5	0.2	—	(1.7)	16.6	—	387.6
Other income (expense), net	15.2	—	1.9	—	—	—	17.1

Income before income taxes	279.7	0.2	1.9	(1.7)	16.6	—	296.7
Income tax (provision) benefit	(63.5)	(0.3)	(4.0)	0.5	0.6	—	(66.7)
Net income	$216.2	$(0.1)	$(2.1)	$(1.2)	$17.2	$—	$230.0
Net income attributable to non-controlling interests	(1.9)	—	—	—	—	—	(1.9)
Net income attributable to redeemable non-controlling interest	(0.8)	—	—	—	—	—	(0.8)
Net income attributable to LAD	$213.5	$(0.1)	$(2.1)	$(1.2)	$17.2	$—	$227.3

Diluted earnings per share attributable to LAD	$7.74	$—	$(0.08)	$(0.04)	$0.62	$—	$8.24
Diluted share count	27.6

	Three Months Ended December 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$753.4	$16.4	$—	$(4.9)	$(5.0)	$759.9
Operating income	399.9	(16.4)	—	4.9	5.0	393.4
Other income (expense), net	(6.1)	—	6.5	—	—	0.4

Income before income taxes	336.2	(16.4)	6.5	4.9	5.0	336.2
Income tax (provision) benefit	(86.3)	5.9	—	(1.3)	(3.5)	(85.2)
Net income	$249.9	$(10.5)	$6.5	$3.6	$1.5	$251.0
Net income attributable to non-controlling interests	$(0.9)	$—	$—	$—	$—	$(0.9)
Net income attributable to redeemable non-controlling interest	$(1.3)	$—	$—	$—	$—	$(1.3)
Net income attributable to LAD	$247.7	$(10.5)	$6.5	$3.6	$1.5	$248.8

Diluted earnings per share attributable to LAD	$9.00	$(0.38)	$0.24	$0.13	$0.06	$9.05
Diluted share count	27.5

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2023
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Contract buyouts	Adjusted
Selling, general and administrative	$3,294.8	$31.2	$—	$(5.4)	$(27.2)	$(14.3)	$3,279.1
Operating income	1,692.4	(31.2)	—	5.4	27.2	14.3	1,708.1
Other income (expense), net	22.0	—	1.7	—	—	—	23.7

Income before income taxes	1,362.3	(31.2)	1.7	5.4	27.2	14.3	1,379.7
Income tax (provision) benefit	(350.6)	8.2	(4.0)	(1.4)	(1.0)	(3.8)	(352.6)
Net income	$1,011.7	$(23.0)	$(2.3)	$4.0	$26.2	$10.5	$1,027.1
Net income attributable to non-controlling interests	(6.5)	—	—	—	—	—	(6.5)
Net income attributable to redeemable non-controlling interest	(4.4)	—	—	—	—	—	(4.4)
Net income attributable to LAD	$1,000.8	$(23.0)	$(2.3)	$4.0	$26.2	$10.5	$1,016.2

Diluted earnings per share attributable to LAD	$36.29	$(0.83)	$(0.08)	$0.15	$0.95	$0.38	$36.86
Diluted share count	27.6

	Twelve Months Ended December 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$3,044.1	$66.0	$—	$(4.9)	$(15.0)	$3,090.2
Operating income	1,941.1	(66.0)	—	4.9	15.0	1,895.0
Other income (expense), net	(43.2)	—	39.2	—	—	(4.0)

Income before income taxes	1,730.0	(66.0)	39.2	4.9	15.0	1,723.1
Income tax (provision) benefit	(468.4)	19.1	—	(1.3)	(4.0)	(454.6)
Net income	$1,261.6	$(46.9)	$39.2	$3.6	$11.0	$1,268.5
Net income attributable to non-controlling interests	(4.8)	—	—	—	—	(4.8)
Net income attributable to redeemable non-controlling interest	(5.8)	—	—	—	—	(5.8)
Net income attributable to LAD	$1,251.0	$(46.9)	$39.2	$3.6	$11.0	$1,257.9

Diluted earnings per share attributable to LAD	$44.17	$(1.65)	$1.38	$0.13	$0.39	$44.42
Diluted share count	28.3

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$216.2	$249.9	(13.5)%	$1,011.7	$1,261.6	(19.8)%
Flooring interest expense	48.3	19.3	150.3	150.9	38.8	288.9
Other interest expense	59.7	38.3	55.9	201.2	129.1	55.8
Financing operations interest expense	45.0	28.9	55.7	170.5	52.2	226.6
Income tax expense	63.5	86.3	(26.4)	350.6	468.4	(25.1)
Depreciation and amortization	49.4	48.2	2.5	195.8	163.2	20.0
Financing operations depreciation expense	2.1	2.5	(16.0)%	8.4	9.5	(11.6)%
EBITDA	$484.2	$473.4	2.3%	$2,089.1	$2,122.8	(1.6)%

Other adjustments:
Less: flooring interest expense	$(48.3)	$(19.3)	150.3	$(150.9)	$(38.8)	288.9
Less: financing operations interest expense	(45.0)	(28.9)	55.7	(170.5)	(52.2)	226.6
Less: used vehicle line of credit interest	(8.4)	(4.7)	78.7	(19.6)	(9.6)	104.2
Add: acquisition expenses	16.6	5.0	232.0	27.2	15.0	81.3
Less: loss (gain) on divestitures	0.2	(16.4)	NM	(31.2)	(66.0)	NM
Add: investment loss	1.9	6.5	NM	1.7	39.2	NM
Add: insurance reserves	(1.7)	4.9	NM	5.4	4.9	NM
Add: contract buyouts	—	—	NM	14.3	—	NM
Adjusted EBITDA	$399.5	$420.5	(5.0)%	$1,765.5	$2,015.3	(12.4)%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2023		2022		(Decrease)
Floor plan notes payable: non-trade	$2,288.5		$1,489.4		53.7%
Floor plan notes payable	1,347.0		627.2		114.8
Used and service loaner vehicle inventory financing facility	902.8		877.2		2.9
Revolving lines of credit	1,620.7		927.6		74.7
Warehouse facilities	587.0		930.0		(36.9)
Non-recourse notes payable	1,705.6		422.2		304.0
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	730.7		653.1		11.9
Unamortized debt issuance costs	(31.8)		(29.2)		8.9
Total debt	$10,900.5		$7,647.5		42.5%

Less: Floor plan related debt	$(4,538.3)		$(2,993.8)		51.6%
Less: Financing operations related debt	(2,292.6)		(1,352.2)		69.5
Less: Unrestricted cash	(825.0)		(168.1)		390.8
Less: Availability on used vehicle and service loaner financing facilities	(25.5)		(18.4)		38.6
Net Debt	$3,219.1		$3,115.0		3.3%

TTM Adjusted EBITDA	$1,765.5		$2,015.3		(12.4)%

Net debt to Adjusted EBITDA	1.82	x	1.55	x
NM - not meaningful